UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2024

_______________________________

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	001-37839	20-1590775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9200 E. Pima Center Parkway, Suite 250

Scottsdale, Arizona 85258

(Address of Principal Executive Offices) (Zip Code)

(480) 305-8910

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	TPIC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2024, TPI Composites, Inc. (the Company) announced that Jennifer Lowry will be appointed to its Board of Directors (the Board), effective as of November 13, 2024. Ms. Lowry will be appointed as a Class III Director to serve for a term expiring at the Company’s 2025 annual meeting of stockholders, or until her successor is elected or qualified or until her earlier resignation or removal. Ms. Lowry also will serve on the Audit Committee of the Board.

Ms. Lowry currently serves as an independent director of Clearway Energy, Inc. (NYSE: CWEN) since February 2022 and MYR Group Inc. (NASDAQ: MYRG) since July 2018. Ms. Lowry served as Vice President of Risk, Treasury, and Corporate Finance for McCormick & Company, Inc., a global food company, from 2016 until her retirement in July 2021. Prior to that, Ms. Lowry spent over 25 years in the energy sector, including serving as Senior Vice President, Generation Strategy at Exelon Corporation, a U.S. power generator, and as Vice President and Treasurer at Constellation Energy. She also held executive positions at companies within the electric power industry including The AES Corporation and Cogentrix Energy Group, Inc. Ms. Lowry attended Dartmouth College, where she earned a Bachelor of Arts degree and Bachelor of Engineering degree with a focus on electrical engineering, and she earned a Masters in Management from the Northwestern University Kellogg School of Management.

In connection with her appointment as a director of the Company, Ms. Lowry will receive an option to purchase shares of the Company’s common stock with a total value of $60,000, pursuant to the Company’s Third Amended and Restated Non-Employee Director Compensation Policy (Director Compensation Policy). The option will have a term of ten years and will vest over four years (25% on the first anniversary date of the grant date and 25% on each yearly anniversary of the grant date thereafter); provided, however that the option will vest in its entirety upon a change of control of the Company. In addition, Ms. Lowry will receive an award of restricted stock units with a total value of $67,500 pursuant to the Director Compensation Policy. The restricted stock units will vest in full on the earlier of the Company’s next annual meeting of stockholders, or the first-year anniversary of the date of the grant so long as Ms. Lowry continues to serve on the Board through the vesting date. In addition, Ms. Lowry will also receive an annual cash fee of $80,000 (prorated for 2024) for serving on the Board and an additional fee for her Audit Committee assignment in accordance with the Director Compensation Policy.

The Board has determined that Ms. Lowry will be an independent director for purposes of NASDAQ rules. In addition, Ms. Lowry was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions between Ms. Lowry and the Company that would require disclosure under Item 404(a) of Regulation S-K. The Company will enter into its standard form of indemnification agreement with Ms. Lowry in connection with her appointment to the Board.

On November 7, 2024, the Company issued a press release regarding Ms. Lowry’s appointment, which is included as Exhibit 99.1 to this Form 8-K. The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated November 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI Composites, Inc.

Date: November 7, 2024	By:	/s/ William E. Siwek
William E. Siwek
President and Chief Executive Officer